Exhibit 99.1

PMC Reports Second Quarter 2014 Results

PMC Investor Relations Website: http://investor.pmcs.com
Q2 2014 earnings announcement call live on Website at 1:30 p.m. PT
Conference call number 1 (888) 505-4369; passcode 2297888
Replay available shortly after end of conference call through August 30, 2014

SUNNYVALE, Calif.--(BUSINESS WIRE)--July 31, 2014--PMC-Sierra, Inc. (PMC®) (Nasdaq: PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today reported results for the second quarter ended June 28, 2014.

Net revenues in the second quarter of 2014 totaled $126.8 million, an increase of 0.2 percent from $126.5 million in the first quarter of 2014, and a decrease of 1.0 percent compared to $127.6 million in the second quarter of 2013.

GAAP net loss in the second quarter of 2014 totaled $3.5 million, or $0.02 per share, compared to a GAAP net loss in the first quarter of 2014 of $4.2 million, or $0.02 per share.

Non-GAAP net income in the second quarter of 2014 totaled $18.3 million, or $0.09 per diluted share, compared to non-GAAP net income of $16.0 million, or $0.08 per diluted share in the first quarter of 2014.

“We have closed another solid quarter with both revenue and non-GAAP EPS above the midpoint of our expectations. Strength in both our Optical and Mobile products more than offset lower revenue from our Storage products due to inventory consumption at two of our larger customers,” said Greg Lang, PMC president and chief executive officer. “As we look to the balance of 2014, we believe we will see four key areas contribute to growth: 12G SAS, Flash Controllers, OTN and RF products. After years of investment, we are pleased to see these product cycles take hold, fueled by the continued escalation of data traffic.”

Net income on a non-GAAP basis in the second quarter of 2014 excludes the following items: (i) $9.9 million amortization of purchased intangible assets; (ii) $4.9 million stock-based compensation expense, (iii) $1.6 million of termination related expense, and other adjustments as described in the accompanying GAAP to non-GAAP reconciliation table.

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

SECOND QUARTER AND RECENT 2014 HIGHLIGHTS

The Company made the following second quarter and recent announcements:

  On July 15, PMC joined AT&T, Ciena and Verizon on a panel at the Lightwave Optical Summit in Austin, Texas, to discuss the state of 100G OTN networking and deployment readiness, and what is beyond 100G. The discussion topics included the latest developments in equipment, optics and OTN processing semiconductors, and software-defined networking.
  On May 22, PMC hosted a Storage and Connectivity Innovation Summit at the China Cloud Computing Conference in Beijing, China. PMC was joined by Alibaba Group, C3, Inspur Group, Wiwynn Corporation and Yttibrium and discussed its scalable and flexible solutions that can be tailored to each of the varied requirements across all of China’s hyperscale data centers. Specific topics discussed included hybrid and pure flash storage to accelerate applications, scalable and flexible architectures geared towards open applications and software-defined storage, and tiering data to deliver efficient and cost-effective storage.
  On May 21, PMC hosted a panel with China Mobile Research Institute to discuss the State of OTN Network Deployments at the Optinet China Conference. Specific topics discussed were the 100G ecosystem and how PMC’s DIGI 120G enabled the maturity of the ecosystem and facilitated China Mobile Communications Corporation’s (CMCC) network deployment, continued scalability and transmission beyond 100G, and software-defined networking.

Second Quarter 2014 Conference Call

Management will review the second quarter 2014 results and share its outlook for the third quarter of 2014 during a conference call at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on July 31, 2014. The conference call webcast will be accessible under the Financial News and Events section at http://investor.pmcs.com. To listen to the conference call live by telephone, dial 1 (888) 505-4369 with passcode 2297888, approximately 10 minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 1 (888) 203-1112 using the access code 2297888. A replay of the webcast will be available through August 30, 2014.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as tax rates, foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2014. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, PMCS is a trademark of PMC-Sierra, Inc. PMC disclaims any ownership rights in other product and company names mentioned herein. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2014	2014	2013	2014	2013

Net revenues	$126,822	$126,468	$127,584	$253,290	$252,745
Cost of revenues	36,824	37,564	37,637	74,388	75,024
Gross profit	89,998	88,904	89,947	178,902	177,721

Research and development	49,388	50,148	51,681	99,536	106,305
Selling, general and administrative	28,991	29,340	30,277	58,331	58,619
Amortization of purchased intangible assets	9,948	12,329	10,776	22,277	21,560
Income (loss) from operations	1,671	(2,913)	(2,787)	(1,242)	(8,763)

Other income (expense):
Gain on investment securities and other investments	46	29	30	75	14
Amortization of debt issue costs	(51)	(51)	-	(102)	-
Foreign exchange (loss) gain	(789)	532	2,213	(257)	3,578
Interest income, net	114	9	330	123	594
Income (loss) before provision for income taxes	991	(2,394)	(214)	(1,403)	(4,577)
Provision for income taxes	(4,471)	(1,847)	(4,602)	(6,318)	(8,766)
Net loss	$(3,480)	$(4,241)	$(4,816)	$(7,721)	$(13,343)

Net loss per common share - basic and diluted	$(0.02)	$(0.02)	$(0.02)	$(0.04)	$(0.07)

Shares used in per share calculation - basic and diluted	196,114	195,188	203,307	195,651	204,269

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets
Other (Expense) Income, (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss),
Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2014 (1)	2014 (2)	2013 (3)	2014 (4)	2013 (5)

GAAP cost of revenues	$36,824	$37,564	$37,637	$74,388	$75,024
Stock-based compensation	(214)	(241)	(208)	(455)	(453)
Acquisition-related costs	-	-	(18)	-	(18)
Termination recoveries	-	9	-	9	-
Non-GAAP cost of revenues	$36,610	$37,332	$37,411	$73,942	$74,553

GAAP gross profit	$89,998	$88,904	$89,947	$178,902	$177,721
Stock-based compensation	214	241	208	455	453
Acquisition-related costs	-	-	18	-	18
Termination recoveries	-	(9)	-	(9)	-
Non-GAAP gross profit	$90,212	$89,136	$90,173	$179,348	$178,192

Non-GAAP gross profit %	71%	70%	71%	71%	71%

GAAP research and development expense	$49,388	$50,148	$51,681	$99,536	$106,305
Stock-based compensation	(1,903)	(2,647)	(2,396)	(4,550)	(5,700)
Acquisition-related costs	(794)	(800)	(268)	(1,594)	(541)
Termination (costs) recoveries	(342)	58	(878)	(284)	(1,270)
Reversal of accruals	-	-	2,890	-	2,890
Non-GAAP research and development expense	$46,349	$46,759	$51,029	$93,108	$101,684

GAAP selling, general and administrative expense	$28,991	$29,340	$30,277	$58,331	$58,619
Stock-based compensation	(2,798)	(3,303)	(3,601)	(6,101)	(7,434)
Acquisition-related costs	(3)	(61)	(1,072)	(64)	(1,078)
Lease exit costs	(4)	(142)	-	(146)	-
Termination costs	(1,295)	(3)	(254)	(1,298)	(461)
Asset impairment	-	(477)	(1,575)	(477)	(1,575)
Other expenses	-	(58)	-	(58)	-
Non-GAAP selling, general and administrative expense	$24,891	$25,296	$23,775	$50,187	$48,071

GAAP amortization of purchased intangible assets	$9,948	$12,329	$10,776	$22,277	$21,560
Amortization of purchased intangible assets	(9,948)	(12,329)	(10,776)	(22,277)	(21,560)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP other (expense) income	$(680)	$519	$2,573	$(161)	$4,186
Foreign exchange loss (gain) on foreign tax liabilities	976	(879)	(2,210)	97	(3,523)
Non-GAAP other income (expense)	$296	$(360)	$363	$(64)	$663

GAAP provision for income taxes	$4,471	$1,847	$4,602	$6,318	$8,766
Provision for income tax matters	(3,550)	(1,111)	(5,002)	(4,661)	(9,058)
Non-GAAP provision for (recovery of) income taxes	$921	$736	$(400)	$1,657	$(292)

GAAP operating expenses	$88,327	$91,817	$92,734	$180,144	$186,484
Stock-based compensation	(4,701)	(5,950)	(5,997)	(10,651)	(13,134)
Acquisition-related costs	(797)	(861)	(1,340)	(1,658)	(1,619)
Assets impairment	-	(477)	(1,575)	(477)	(1,575)
Lease exit costs	(4)	(142)	-	(146)	-
Termination (costs) recoveries	(1,637)	55	(1,132)	(1,582)	(1,731)
Amortization of purchased intangible assets	(9,948)	(12,329)	(10,776)	(22,277)	(21,560)
Reversal of accruals	-	-	2,890	-	2,890
Other expenses	-	(58)	-	(58)	-
Non-GAAP operating expenses	$71,240	$72,055	$74,804	$143,295	$149,755

	June 28,	March 29,	June 29,	June 28,	June 29,
	2014	2014	2013	2014	2013

GAAP operating income (loss)	$1,671	$(2,913)	$(2,787)	$(1,242)	$(8,763)
Stock-based compensation	4,915	6,191	6,205	11,106	13,587
Acquisition-related costs	797	861	1,358	1,658	1,637
Assets impairment	-	477	1,575	477	1,575
Lease exit costs	4	142	-	146	-
Termination costs (recoveries)	1,637	(64)	1,132	1,573	1,731
Amortization of purchased intangible assets	9,948	12,329	10,776	22,277	21,560
Reversal of accruals	-	-	(2,890)	-	(2,890)
Other expenses	-	58	-	58	-
Non-GAAP operating income	$18,972	$17,081	$15,369	$36,053	$28,437

Non-GAAP operating margin	15%	14%	12%	14%	11%

GAAP net loss	$(3,480)	$(4,241)	$(4,816)	$(7,721)	$(13,343)
Stock-based compensation	4,915	6,191	6,205	11,106	13,587
Acquisition-related costs	797	861	1,358	1,658	1,637
Termination costs (recoveries)	1,637	(64)	1,132	1,573	1,731
Reversal of accruals	-	-	(2,890)	-	(2,890)
Assets impairment	-	477	1,575	477	1,575
Lease exit costs	4	142	-	146	-
Amortization of purchased intangible assets	9,948	12,329	10,776	22,277	21,560
Other expenses	-	58	-	58	-
Foreign exchange loss (gain) on foreign tax liabilities	976	(879)	(2,210)	97	(3,523)
Provision for income tax matters	3,550	1,111	5,002	4,661	9,058
Non-GAAP net income	$18,347	$15,985	$16,132	$34,332	$29,392

Non-GAAP net income per share - basic	$0.09	$0.08	$0.08	$0.18	$0.14
Non-GAAP net income per share - diluted	$0.09	$0.08	$0.08	$0.17	$0.14

Shares used to calculate non-GAAP net income per share - basic	196,114	195,188	205,230	195,651	204,269
Shares used to calculate non-GAAP net income per share - diluted	199,594	198,306	207,366	198,950	206,421

(1) $4.9 million stock-based compensation expense; $0.8 million acquisition-related costs; $1.6 million of net termination costs; $9.9 million amortization of purchased intangible assets; $1 million foreign exchange loss on foreign tax liabilities; $0.1 million lease exit costs; and $3.6 million provision for income taxes which includes $0.8 million income tax provision related to unrecognized tax benefits, $1.5 million income tax provision related to prepaid tax amortization, $1.5 million income tax provision related to tax deductible goodwill and other items, $0.4 million deferred income tax benefit from adjustments related to prior periods, and $0.2 million income tax provision related to tax deductible items above.

(2) $6.2 million stock-based compensation expense; $0.9 million acquisition-related costs; $0.1 million recovery of termination costs; $12.3 million amortization of purchased intangible assets; $0.9 million foreign exchange gain on foreign tax liabilities; $0.5 million assets impairment; $0.1 million lease exit costs; $0.1 million other expenses, and $1.1 million provision for income taxes which includes $0.8 million income tax provision related to unrecognized tax benefits, $0.3 million income tax provision related to prepaid tax amortization, $0.4 million tax provision related to certain income tax credits, $0.1 million for adjustments related to prior periods, and $0.5 million deferred income tax benefit related to tax deductible items above.

(3) $6.2 million stock-based compensation expense; $1.4 million acquisition-related costs; $1.1 million termination costs; $2.9 million reversal of accruals; $1.6 million assets impairment; $10.8 million amortization of purchased intangible assets; $2.2 million foreign exchange gain on foreign tax liabilities; and $5 million provision for income taxes which includes $2.8 million income tax provision related to non-deductible intangible asset amortization, $1.3 million tax provision for adjustments relating to prior periods, and $0.9 million tax provision relating to foreign exchange translation of a foreign subsidiary.

(4) $11.1 million stock-based compensation expense; $1.7 million acquisition-related costs; $1.6 million net termination costs; $22.3 million amortization of purchased intangible assets; $0.1 million foreign exchange loss on foreign tax liabilities; $0.5 million asset impairment; $0.1 million lease exit costs; $0.1 million other expenses; and $4.7 million provision for income taxes which includes $1.6 million income tax provision related to unrecognized tax benefits, $1.9 million income tax provision related to prepaid tax amortization, $1.9 million income tax provision related to tax deductible goodwill and other items, $0.3 million deferred income tax benefit from adjustments related to prior periods, and $0.4 million deferred income tax benefit related to tax deductible items above.

(5) $13.6 million stock-based compensation expense; $1.6 million acquisition-related costs; $1.7 million termination costs; $2.9 million reversal of accruals; $1.6 million assets impairment; $21.6 million amortization of purchased intangible assets; $3.5 million foreign exchange gain on foreign tax liabilities; and $9.1 million provision for income taxes which includes $6.5 million income tax provision relating to intercompany transactions, $0.9 million income tax provision related to unrecognized tax benefits, $0.9 million deferred tax recovery related to non-deductible intangible asset amortization, $0.9 million income tax provision relating to foreign exchange translation of a foreign subsidiary, $1.9 million tax provision for adjustments relating to prior period, and $0.2 million deferred tax recovery related to tax deductible items above.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 28,	December 28,
	2014	2013
ASSETS:
Current assets:
Cash and cash equivalents	$86,588	$100,038
Short-term investments	21,018	10,894
Cash, cash equivalents and short-term investments	107,606	110,932
Accounts receivable, net	58,362	56,112
Inventories, net	31,385	31,074
Prepaid expenses and other current assets	16,499	19,855
Income tax receivable	3,770	2,640
Prepaid tax expense	3,848	5,695
Deferred tax assets (1)	2,778	43,131
Total current assets	224,248	269,439

Investment securities	105,996	103,391
Investments and other assets	10,434	10,750
Prepaid tax expenses	93	93
Property and equipment, net	38,678	39,149
Goodwill and other intangible assets, net	400,831	425,823
Deferred tax assets (1)	1,250	1,306
	$781,530	$849,951

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$18,807	$23,173
Accrued liabilities	58,313	64,257
Credit facility	-	30,000
Income taxes payable	2,199	632
Liability for unrecognized tax benefit (1)	21,451	54,127
Deferred income taxes	9	71
Deferred income	5,189	7,481
Total current liabilities	105,968	179,741

Long-term obligations	14,996	11,108
Deferred income taxes	48,942	43,143
Liability for unrecognized tax benefit (1)	18,616	27,947
PMC special shares convertible into 1,016 (2013 - 1,019) shares of common stock	1,180	1,188
Stockholders' equity:
Common stock and additional paid in capital	1,566,495	1,550,385
Accumulated other comprehensive income (loss)	99	(526)
Accumulated deficit	(974,766)	(963,035)
Total stockholders' equity	591,828	586,824
	$781,530	$849,951

(1) Effective from the beginning of the first quarter of 2014, the Company adopted Financial Accounting Standards Board's Accounting Standards Update (“ASU”) No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or Tax Credit Carryforward Exists”. Approximately $44 million of deferred tax assets of a foreign subsidiary were derecognized along with the related liability for unrecognized tax benefits as a result of this presentation adoption, with no impact to the Condensed Consolidated Statements of Operations.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended

	June 28,	June 29,
	2014	2013

Cash flows from operating activities:
Net loss	$(7,721)	$(13,343)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,278	33,185
Stock-based compensation	11,106	13,587
Unrealized foreign exchange loss (gain), net	996	(3,775)
Net amortization of premiums/discounts and accrued interest of investments	390	595
Assets impairment	770	-
Gain on investment securities and other	(74)	(4)
Excess tax benefits from stock option transactions	-	(632)

Changes in operating assets and liabilities:
Accounts receivable, net	(2,275)	4,970
Inventories, net	(311)	(7,032)
Prepaid expenses and other current assets	3,275	610
Accounts payable and accrued liabilities	(4,889)	6,328
Deferred taxes and income taxes payable	6,763	3,429
Deferred income	(2,292)	(1,200)
Net cash provided by operating activities	39,016	36,718

Cash flows from investing activities:
Investment in long term deposits	-	(1,127)
Purchases of property and equipment	(8,054)	(7,500)
Purchase of intangible assets	(733)	(2,048)
Redemption of short-term investments	3,535	7,966
Disposals of investment securities and other investments	25,538	38,297
Purchases of investment securities and other investments	(41,966)	(154,385)
Net cash used in investing activities	(21,680)	(118,797)

Cash flows from financing activities:
Proceeds from short-term loan and credit facility	30,000	-
Repayment of credit facility	(60,000)	-
Proceeds from issuance of common stock	10,615	16,452
Repurchases of common stock	(11,496)	(5,509)
Excess tax benefits from stock option transactions	-	632
Net cash (used in) provided by financing activities	(30,881)	11,575

Effect of exchange rate changes on cash and cash equivalents	95	(786)
Net decrease in cash and cash equivalents	(13,450)	(71,290)
Cash and cash equivalents, beginning of the period	100,038	169,970
Cash and cash equivalents, end of the period	$86,588	$98,680

CONTACT:
PMC-Sierra, Inc.
Hillary Choularton, 1-604-415-6671
Communications Specialist
hillary.choularton@pmcs.com
or
The Blueshirt Group
Suzanne Schmidt, 1-415-217-4962
suzanne@blueshirtgroup.com